HAMILTON LANE INCORPORATED REPORTS SECOND QUARTER FISCAL 2025 RESULTS, WITH MANAGEMENT & ADVISORY FEES GROWING BY 10% AND ASSETS UNDER MANAGEMENT GROWING BY 10% YEAR-OVER-YEAR

CONSHOHOCKEN, PENN. – November 6, 2024 – Leading private markets asset management firm Hamilton Lane Incorporated (Nasdaq: HLNE) today reported its results for the second fiscal quarter ended September 30, 2024.

SECOND QUARTER FISCAL 2025 HIGHLIGHTS

•Assets under management – Total assets under management of $131.4 billion grew $12.2 billion year-over-year. Fee-earning assets under management increased $8.3 billion to $69.7 billion over the same period.

•Revenue – Management and advisory fees of $119.8 million for the quarter represent growth of 10% versus the prior year period.

•Carried Interest – Unrealized carried interest balance of approximately $1.3 billion, up 9% versus the prior year period.

•Earnings per share – GAAP EPS of $1.37 on $55.0 million of GAAP net income for the quarter.

•Dividend – Declared a quarterly dividend of $0.49 per share of Class A common stock to record holders at the close of business on December 16, 2024 that will be paid on January 7, 2025. The target full-year dividend of $1.96 represents a 10% increase from the prior fiscal year dividend.

Hamilton Lane issued a full detailed presentation of its second quarter fiscal 2025 results, which can be accessed on the Company’s Shareholders website at https://shareholders.hamiltonlane.com/.

Hamilton Lane Co-CEO Erik Hirsch commented: “Our unwavering commitment to achieving results for our clients and shareholders has led to another successful quarter for the firm. Our core business continues to experience steady growth, and we are consistently innovating to further enhance this progress.”
Conference Call
Hamilton Lane will discuss second quarter fiscal 2025 results in a webcast and conference call today, Wednesday, November 6, 2024, at 11:00 a.m. Eastern Time.

For access to the live event via the webcast, visit Hamilton Lane's Shareholders website (https://shareholders.hamiltonlane.com/) at least 15 minutes prior to the start of the call. This feature will be in listen-only mode.

A replay of the webcast will be available approximately two hours after the live broadcast for a period of one year and can be accessed in the same manner as the live webcast at the Shareholders page of Hamilton Lane’s website.

About Hamilton Lane
Hamilton Lane (Nasdaq: HLNE) is one of the largest private markets investment firms globally, providing innovative solutions to institutional and private wealth investors around the world. Dedicated exclusively to private markets investing for more than 30 years, the firm currently employs approximately 730 professionals operating in offices throughout North America, Europe, Asia Pacific and the Middle East. Hamilton Lane has $947.4 billion in assets under management and supervision, composed of $131.4 billion in discretionary assets and $816.1 billion in non-discretionary assets, as of September 30, 2024. Hamilton Lane specializes in building flexible investment programs that provide clients access to the full spectrum of private markets strategies, sectors and geographies. For more information, please visit www.hamiltonlane.com or follow Hamilton Lane on LinkedIn: https://www.linkedin.com/company/hamilton-lane/.

Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: our ability to manage growth, fund performance, competition in our industry, changes in our regulatory environment and tax status; market conditions generally; our ability to access suitable investment opportunities for our clients; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; defaults by clients and third-party investors on their obligations to fund commitments; our exposure and that of our clients and investors to the credit risks of financial institutions at which we and they hold accounts; our ability to comply with investment guidelines set by our clients; our ability to successfully integrate acquired businesses with ours; our ability to manage risks associated with introducing new types of investment structures, products or services or entering into strategic partnerships; our ability to manage redemption or repurchase rights in certain of our funds; our ability to manage, identify and anticipate risks we face; our ability to manage the effects of events outside of our control; and our ability to receive distributions from Hamilton Lane Advisors, L.L.C. to fund our payment of dividends, taxes and other expenses.

The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks we face, you should refer to the “Risk Factors” detailed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and in our subsequent reports filed from time to time with the

Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Shareholder Contact
John Oh
joh@hamiltonlane.com
+1 609 954 3902

Media Contact
Kate McGann
kmcgann@hamiltonlane.com
+1 240 888 4078

Fiscal Year 2025 Second Quarter Results November 6, 2024

2Hamilton Lane | Global Leader in the Private Markets Today's Speakers Erik Hirsch Co-CEO Jeff Armbrister Chief Financial Officer John Oh Head of Shareholder Relations

3Hamilton Lane | Global Leader in the Private Markets Business Performance Financial Results Dividend • Assets under management and fee-earning assets under management were $131 billion and $70 billion, respectively, as of September 30, 2024, increases of 10% and 14%, respectively, compared to September 30, 2023 • Management and advisory fees increased 21% compared to the six months ended September 30, 2023 USD in millions except per share amounts Q2 FY25 QTD Q2 FY25 YTD vs Q2 FY24 YTD Management and advisory fees $119.8 $259.7 21 % GAAP net income $55.0 $113.9 56 % GAAP EPS $1.37 $2.85 48 % Adjusted net income1 $58.2 $139.6 42 % Non-GAAP EPS1 $1.07 $2.58 41 % Fee Related Earnings1 $51.6 $111.6 21 % Adjusted EBITDA1 $75.6 $171.7 39% • Declared a quarterly dividend of $0.49 per share of Class A common stock to record holders at the close of business on December 16, 2024 1Adjusted net income, non-GAAP earnings per share, Fee Related Earnings and Adjusted EBITDA are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see pages 20 and 21 of this presentation. Period Highlights

4Hamilton Lane | Global Leader in the Private Markets Total Assets Under Management/Advisement ($B) Total AUA Total AUM 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 9/30/24 $0 $200 $400 $600 $800 $1,000 Y-o-Y Growth AUM: 10 % AUA: 11% $947B AUM & AUA 1 CAGR: 18% $6 $7 $11 $13 $16 $19 $22 $24 $30 $32 $35 $40 $50 $59 $66 $76 $98 $108 $36 $51 $77 $79 $95 $81 $129 $147 $147 $189 $205 $292 $374 $410 $422 $581 $753 $724 $783 $120 Growing Asset Footprint & Influence 1Data as of calendar year end 12/31 unless otherwise noted. Numbers may not tie due to rounding. $131 $816

5Hamilton Lane | Global Leader in the Private Markets Y-o-Y Drivers of Growth Total Fee-Earning Assets Under Management ($B) $25 $26 $31 $35 $38 $36 $39 $14 $16 $18 $23 $28 $25 $30 Customized Separate Accounts Specialized Funds Mar-20 Mar-21 Mar-22 Mar-23 Mar-24 Sep-23 Sep-24 $0 $10 $20 $30 $40 $50 $60 $70 $80 Fee-Earning AUM growth continues and annual fee rates are stable CAGR: 14% Total Management Fee Revenues as a % of Average FEAUM 1) Includes $8.8 million in retroactive fees 2) Includes $20.7 million in retroactive fees Numbers may not tie due to rounding Customized Separate Accounts: • New client wins • Client re-ups Specialized Funds: • Closed 6th secondary fund • Fundraising 9th credit-oriented fund, 6th direct equity fund, 2nd infrastructure fund, and evergreen funds .60% $49 $61 $66 $39 $42 $57 $70 Fee-Earning AUM Driving Revenues .56% .59% .63% .62%1 .67%2

6Hamilton Lane | Global Leader in the Private Markets Customized Separate Accounts Specialized Funds Advisory Services Diverse mix of existing and prospective clients seeking to further or establish relationships with Hamilton Lane • $3.1 billion year-over-year increase in FEAUM • +80% of our gross contributions during the last 12 months came from existing clients AUM AUM & AUA Drivers AUA Select funds in market: • Direct equity fund • Credit-oriented fund • Infrastructure fund • Evergreen funds • $5.2 billion year-over-year increase in FEAUM Typically larger clients with wide-ranging mandates which include technology-driven reporting, monitoring and analytics services and consulting services; opportunity set continues to be robust • $81.3 billion year-over-year increase in AUA

Financial Highlights

Consolidated Revenue

Strong growth across management and advisory fees

Management and Advisory Fees
YTD


Y-o-Y Change: 21%
USD in Millions
$215
$260
Q2 FY24
Q2 FY25

Long-Term Growth


CAGR: 16%
USD in Millions
$218
$452
FY19
FY24

- Recurring management and advisory fees represented an average of over 80% of total revenues over the past five fiscal years
- Y-o-Y increase of 21%

Incentive Fees
YTD


Y-o-Y Change: 133%
USD in Millions
$37
$87
Q2 FY24
Q2 FY25

Long-Term Growth


CAGR: 24%
USD in Millions
$34
$102
FY19
FY24

- Incentive fees derived from a highly diversified pool of assets and funds
- Unrealized carried interest of $1.3 billion as of 9/30/24 diversified across 3,000+ assets and over 100 funds
- Timing of realizations unpredictable

Total Revenues
YTD


Y-o-Y Change: 38%
USD in Millions
$252
$347
Q2 FY24
Q2 FY25

Long-Term Growth


CAGR: 17%
USD in Millions
$252
$554
FY19
FY24

- Total revenues increased by 38%, driven by both incentive fees and management and advisory fees

Hamilton Lane | Global Leader in the Private Markets 8

9Hamilton Lane | Global Leader in the Private Markets Period Ending V eh ic le s U S D in M illions Unrealized Carried Interest $985 $1,151 $1,253 90 98 109 Unrealized Carried Interest Vehicles in Unrealized Carry Position Sep-22 Sep-23 Sep-24 0 20 40 60 80 100 120 $0 $250 $500 $750 $1,000 $1,250 $1,500 Unrealized Carry by Age < 5 years 25% 5-8 years 49% 8-12 years 21% > 12 years 5% Unrealized Carried Interest

Consolidated Earnings

Stable long-term growth

Net Income Attributable to HLI

YTD


Y-o-Y Change: 56%
USD in Millions
$73
$114
Q2 FY24
Q2 FY25

Long-Term Growth


CAGR: 32%
USD in Millions
$34
$141
FY19
FY24

- $55M in net income attributable to HLI for the quarter

Adjusted EBITDA[1]

YTD


Y-o-Y Change: 39%
USD in Millions
$123
$172
Q2 FY24
Q2 FY25

Long-Term Growth


CAGR: 18%
USD in Millions
$118
$273
FY19
FY24

- Y-o-Y increase of 39% driven by increase in revenue

Fee Related Earnings[1]

YTD


Y-o-Y Change: 21%
USD in Millions
$92
$112
Q2 FY24
Q2 FY25

Long-Term Growth


CAGR: 17%
USD in Millions
$90
$193
FY19
FY24

- Y-o-Y growth of 21%
- Long-term double digit growth in Fee Related Earnings

[1]Adjusted EBITDA and Fee Related Earnings are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see pages 20 and 21 of this presentation.

Hamilton Lane | Global Leader in the Private Markets

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11Hamilton Lane | Global Leader in the Private Markets U S D in M ill io ns Investments $208 $374 $514 $588 $632 $669 Mar-20 Mar-21 Mar-22 Mar-23 Mar-24 Sep-24 $0 $100 $200 $300 $400 $500 $600 $700 • For September 30, 2024, the total investment balance consisted primarily of: ◦ ~$420M in investments in our funds ◦ ~$249M in technology related and other investments • Modest leverage • $195M of debt as of September 30, 2024 U S D in M ill io ns Leverage $197 $196 $195 Sep-23 Mar-24 Sep-24 $0 $50 $100 $150 $200 $250 Other Key Items Strong balance sheet with investments in our own products and a modest amount of leverage...

Appendix

Condensed Consolidated Statements of Income (Unaudited)

(Dollars in thousands except share and per share amounts)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2024	% Change	Six Months Ended September 30, 2023	Six Months Ended September 30, 2024	% Change
Management and advisory fees	$109,184	$119,783	10 %	$214,592	$259,745	21 %
Incentive fees	17,692	30,216	71 %	37,322	86,985	133 %
Total revenues	**126,876**	**149,999**	**18 %**	**251,914**	**346,730**	**38 %**
Compensation and benefits	45,930	55,070	20 %	90,032	133,504	48 %
General, administrative and other	24,994	27,737	11 %	50,755	56,274	11 %
Consolidated variable interest entities related:						
General, administrative and other	355	—	(100) %	588	149	(75) %
Total expenses	**71,279**	**82,807**	**16 %**	**141,375**	**189,927**	**34 %**
Equity in income of investees	8,251	6,372	(23) %	20,117	13,762	(32) %
Interest expense	(2,743)	(2,704)	(1) %	(5,632)	(5,651)	0 %
Interest income	1,099	1,406	28 %	2,036	2,171	7 %
Non-operating (loss) gain	(1,215)	1,437	N/A	(982)	11,251	N/A
Consolidated variable interest entities related:						
Equity in income of investees	288	957	232 %	419	1,884	350 %
Unrealized gain	2,241	2,342	5 %	3,034	3,539	17 %
Interest expense	—	—	N/A	(6)	—	N/A
Interest income	2,841	92	(97) %	4,581	108	(98) %
Total other income (expense)	**10,762**	**9,902**	**(8)%**	**23,567**	**27,064**	**15 %**
Income before income taxes	**66,359**	**77,094**	**16 %**	**134,106**	**183,867**	**37 %**
Income tax expense	1,856	1,172	(37) %	18,256	20,859	14 %
Net income	**64,503**	**75,922**	**18 %**	**115,850**	**163,008**	**41 %**
Less: Income attributable to non-controlling interests in general partnerships	87	388	346 %	88	733	733 %
Less: Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	18,654	19,850	6 %	37,790	47,495	26 %
Less: Income attributable to non-controlling interests in consolidated funds	3,768	702	(81) %	4,980	834	(83) %
Net income attributable to Hamilton Lane Incorporated	**$ 41,994**	**$ 54,982**	**31 %**	**$ 72,992**	**$ 113,946**	**56 %**
Basic earnings per share of Class A common stock	$1.11	$1.38	24 %	$1.94	$2.87	48 %
Diluted earnings per share of Class A Common stock	$1.11	$1.37	23 %	$1.92	$2.85	48 %
Weighted-average shares of Class A common stock outstanding - basic	37,718,210	39,704,607		37,713,038	39,700,166	
Weighted-average shares of Class A common stock outstanding - diluted	53,941,082	54,180,960		53,896,757	54,127,320	

Hamilton Lane | Global Leader in the Private Markets

13

Non-GAAP Financial Measures

(Dollars in thousands except share and per share amounts)	Three Months Ended September 30,			Six Months Ended September 30,		
	2023	2024	% Change	2023	2024	% Change
Adjusted EBITDA[1]						
Management and advisory fees	$109,184	$119,783	10 %	$214,592	$259,745	21 %
Revenue related to consolidated funds	247	—	(100) %	394	—	(100) %
Total expenses	71,279	82,807	16 %	141,375	189,927	34 %
Less:						
Incentive fee related compensation[2]	(8,404)	(14,353)	71 %	(17,728)	(41,318)	133 %
Consolidated VIE related general, administrative and other expenses	(333)	—	N/A	(566)	(149)	(74) %
Non-operating income related compensation	—	(278)	N/A	(59)	(278)	371 %
Management fee related expenses	62,542	68,176	9 %	123,022	148,182	20 %
Fee Related Earnings	**$46,889**	**$51,607**	**10 %**	**$91,964**	**$111,563**	**21 %**
Fee Related Earnings Margin	**43 %**	**43 %**		**43 %**	**43 %**	
Incentive fees	17,692	30,216	71 %	37,322	86,985	133 %
Incentive fees attributable to non-controlling interests	—	—	N/A	—	—	N/A
Incentive fee related compensation[2]	(8,404)	(14,353)	71 %	(17,728)	(41,318)	133 %
Non-operating income related compensation	—	(278)	N/A	(59)	(278)	371 %
Interest income	1,099	1,406	28 %	2,036	2,171	7 %
Equity-based compensation	3,118	4,673	50 %	5,963	7,896	32 %
Depreciation and amortization	1,863	2,367	27 %	3,736	4,680	25 %
Adjusted EBITDA	**$62,257**	**$75,638**	**21 %**	**$123,234**	**$171,699**	**39 %**
Adjusted EBITDA Margin	**49 %**	**50 %**		**49 %**	**50 %**	
Non-GAAP earnings per share[1]						
Net income attributable to Hamilton Lane Incorporated	**$41,994**	**$54,982**	**31 %**	**$72,992**	**$113,946**	**56 %**
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	18,654	19,850	6 %	37,790	47,495	26 %
Income tax expense	1,856	1,172	(37) %	18,256	20,859	14 %
Adjusted pre-tax net income	**62,504**	**76,004**	**22 %**	**129,038**	**182,300**	**41 %**
Adjusted income taxes[3]	(14,752)	(17,785)	21 %	(30,453)	(42,658)	40 %
Adjusted net income	**$47,752**	**$58,219**	**22 %**	**$98,585**	**$139,642**	**42 %**
Adjusted shares outstanding	**53,941,082**	**54,180,960**		**53,896,757**	**54,127,320**	
Non-GAAP earnings per share	**$0.89**	**$1.07**	**20 %**	**$1.83**	**$2.58**	**41 %**

[1] Adjusted EBITDA and Non-GAAP earnings per share are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures, see page 20.
[2] Incentive fee related compensation includes incentive fee compensation expense and bonus related to carried interest that is classified as base compensation.
[3] Represents corporate income taxes at our estimated statutory tax rate of 23.4% and 23.6% for the three and six month periods ended September 30, 2024 and 2023, respectively, applied to adjusted pre-tax net income. The 23.4% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.4%. The 23.6% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.6%.

Hamilton Lane | Global Leader in the Private Markets

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15Hamilton Lane | Global Leader in the Private Markets Three Months Ended September 30, Six Months Ended September 30, (Dollars in thousands) 2023 2024 % Change 2023 2024 % Change Management and advisory fees Specialized funds $62,386 $70,312 13% $120,102 $160,103 33 % Customized separate accounts 32,040 34,757 8% 63,759 68,210 7 % Advisory 6,014 5,728 (5) % 12,307 11,639 (5) % Reporting, monitoring, data and analytics 6,261 7,128 14% 11,819 14,122 19 % Distribution management 1,254 416 (67) % 2,467 915 (63) % Fund reimbursement revenue 1,229 1,442 17% 4,138 4,756 15 % Total management and advisory fees $109,184 $119,783 10% $214,592 $259,745 21 % Reporting and other: 8% Customized separate accounts: 26% Specialized funds: 62% Advisory: 4% Six Months Ended September 30, 2024 Management and Advisory Fees

Incentive Fees

(Dollars in thousands)	Three Months Ended September 30, 2023	2024	% Change	Six Months Ended September 30, 2023	2024	% Change
Incentive fees						
Direct equity funds	$1,113	$6,949	524 %	$3,444	$10,897	216 %
Secondary funds	3,969	13,511	240 %	12,046	23,392	94 %
Direct credit funds	(42)	9	N/A	4,725	11,058	134 %
Evergreen funds	1,790	1,521	(15) %	3,005	7,065	135 %
Other specialized funds	7,446	4,031	(46) %	9,442	25,664	172 %
Customized separate accounts	3,416	4,195	23 %	4,660	8,909	91 %
Incentive fees	**$17,692**	**$30,216**	**71 %**	**$37,322**	**$86,985**	**133 %**

	As of September 30, 2023	June 30, 2024	September 30, 2024	YoY % Change	QoQ % Change
Allocated carried interest					
Secondary Fund II	$199	$24	$23	(88) %	(4) %
Secondary Fund III	28,369	284	225	(99) %	(21) %
Secondary Fund IV	121,113	104,665	97,304	(20) %	(7) %
Secondary Fund V	153,399	152,530	144,838	(6) %	(5) %
Secondary Fund VI	14,855	40,404	42,580	187 %	5 %
Co-investment Fund II	16,679	22,541	25,815	55 %	15 %
Co-investment Fund III	49,930	38,312	37,078	(26) %	(3) %
Co-investment Fund IV	131,502	150,979	142,805	9 %	(5) %
Equity Opportunities Fund V	28,270	45,595	45,152	60 %	(1) %
Evergreen Funds	128,946	168,910	182,053	41 %	8 %
Other specialized Funds	117,390	117,156	123,650	5 %	6 %
Customized separate accounts	360,099	396,205	411,313	14 %	4 %
Total allocated carried interest	**$1,150,751**	**$1,237,605**	**$1,252,836**	**9 %**	**1 %**

Hamilton Lane | Global Leader in the Private Markets

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17Hamilton Lane | Global Leader in the Private Markets (Dollars in millions) September 30, 2023 June 30, 2024 September 30, 2024 YoY % Change QoQ % Change Assets under management / advisement Assets under management $119,182 $129,724 $131,373 10% 1 % Assets under advisement 734,804 810,414 816,057 11% 1 % Total assets under management /advisement $853,986 $940,138 $947,430 11% 1 % Fee-earning assets under management Customized separate accounts Balance, beginning of period $35,850 $37,574 $38,223 7% 2 % Contributions 1,258 1,647 1,673 33% 2 % Distributions (921) (969) (548) (40) % (43) % Foreign exchange, market value and other 47 (29) 30 (36) % N/A Balance, end of period $36,234 $38,223 $39,378 9% 3 % Specialized funds Balance, beginning of period $23,815 $28,175 $29,487 24% 5 % Contributions 1,614 2,609 1,380 (14) % (47) % Distributions (297) (1,323) (788) 165% (40) % Foreign exchange, market value and other 55 26 283 415% 988 % Balance, end of period $25,187 $29,487 $30,362 21% 3 % Total Balance, beginning of period $59,665 $65,749 $67,710 13% 3 % Contributions 2,872 4,256 3,053 6% (28) % Distributions (1,218) (2,292) (1,336) 10% (42) % Foreign exchange, market value and other 102 (3) 313 207 % N/A Balance, end of period $61,421 $67,710 $69,740 14% 3 % Assets Under Management

18Hamilton Lane | Global Leader in the Private Markets (Dollars in thousands) March 31, 2024 September 30, 2024 Assets Cash and cash equivalents $114,634 $193,771 Restricted cash 4,985 5,858 Fees receivable 108,291 95,509 Prepaid expenses 11,073 16,750 Due from related parties 8,150 16,467 Furniture, fixtures and equipment, net 33,013 32,264 Lease right-of-use assets, net 62,425 62,991 Investments 603,697 627,172 Deferred income taxes 261,887 257,187 Other assets 34,435 33,989 Assets of consolidated variable interest entities: Cash and cash equivalents — 33,198 Investments 28,575 41,888 Other assets 35 7,286 Total assets $1,271,200 $1,424,330 Liabilities and equity Accounts payable $4,505 $6,430 Accrued compensation and benefits 35,979 71,431 Accrued members' distributions 23,815 9,279 Accrued dividend 17,628 19,454 Debt 196,159 194,971 Payable to related parties pursuant to tax receivable agreement 201,422 200,346 Lease liabilities 79,033 79,884 Other liabilities (includes $13,071 and $13,080 at fair value) 36,700 39,904 Liabilities of consolidated variable interest entities: Other liabilities 1 709 Total liabilities 595,242 622,408 Total equity 675,958 801,922 Total liabilities and equity $1,271,200 $1,424,330 Condensed Consolidated Balance Sheets (Unaudited)

19Hamilton Lane | Global Leader in the Private Markets Six Months Ended September 30, (Dollars in thousands) 2023 2024 Operating activities Net income $115,850 $163,008 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 3,736 4,680 Change in deferred income taxes 4,121 4,700 Change in payable to related parties pursuant to tax receivable agreement (884) (1,076) Equity-based compensation 5,963 7,896 Equity income of investees (20,117) (13,762) Net realized loss (gain) on sale of investments 288 (618) Fair value adjustment of other investments 445 (9,780) Proceeds received from Partnerships 12,998 14,038 Non-cash lease expense 3,999 4,778 Other 231 397 Changes in operating assets and liabilities 11,196 34,167 Consolidated variable interest entities related (2,257) (11,283) Net cash provided by operating activities $135,569 $197,145 Investing activities Purchase of furniture, fixtures and equipment $(6,276) $(3,080) Purchase of investments (6,352) (5,000) Proceeds from sale of investments 1,343 1,193 Proceeds from sale of intangible assets 1,739 1,275 Distributions received from Partnerships 6,001 12,678 Contributions to Partnerships (23,632) (23,928) Consolidated variable interest entities related (57,832) (8,175) Net cash used in investing activities $(85,009) $(25,037) Financing activities Repayments of debt $(1,250) $(1,250) Draw-down on revolver 10,000 — Repayment of revolver (25,000) — Repurchase of Class A shares for employee tax withholding (108) (918) Proceeds received from issuance of shares under Employee Share Purchase Plan 1,082 1,269 Dividends paid (31,829) (37,079) Members' distributions paid (28,599) (31,021) Consolidated variable interest entities related 143,367 10,099 Net cash provided by (used in) financing activities $67,663 $(58,900) Increase in cash and cash equivalents, restricted cash, and cash and cash equivalents held at consolidated variable interest entities 118,223 113,208 Cash and cash equivalents, restricted cash, and cash and cash equivalents held at consolidated variable interest entities at beginning of the period 116,552 119,619 Cash and cash equivalents, restricted cash, and cash and cash equivalents held at consolidated variable interest entities at end of the period $234,775 $232,827 Condensed Consolidated Statements of Cash Flows (Unaudited)

Non-GAAP Reconciliation

Reconciliation from Net Income

(Dollars in thousands except share and per share amounts)	Year Ended March 31, 2019	Year Ended March 31, 2024	Three Months Ended September 30, 2023	Three Months Ended September 30, 2024	Six Months Ended September 30, 2023	Six Months Ended September 30, 2024
Net income attributable to Hamilton Lane Incorporated	**$33,573**	**$140,858**	**$41,994**	**$54,982**	**$72,992**	**$113,946**
Income attributable to non-controlling interests in general partnerships	564	534	87	388	88	733
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	64,860	80,835	18,654	19,850	37,790	47,495
Income attributable to non-controlling interests in consolidated funds	—	4,980	3,768	702	4,980	834
Incentive fees	(34,406)	(101,906)	(17,692)	(30,216)	(37,322)	(86,985)
Incentive fee related compensation[1]	14,983	48,406	8,404	14,353	17,728	41,318
Consolidated VIE related general, administrative and other expenses	—	566	333	—	566	149
Revenue related to consolidated funds	—	394	247	—	394	—
Non-operating income related compensation	—	59	—	278	59	278
Interest income	(255)	(10,008)	(3,940)	(1,498)	(6,617)	(2,279)
Interest expense	3,039	11,175	2,743	2,704	5,638	5,651
Income tax expense	30,560	54,454	1,856	1,172	18,256	20,859
Equity in income of investees	(7,202)	(36,491)	(8,539)	(7,329)	(20,536)	(15,646)
Contingent compensation related to acquisition	5,100	—	—	—	—	—
Non-operating gain	(20,915)	(519)	(1,026)	(3,779)	(2,052)	(14,790)
Fee Related Earnings	**$89,901**	**$193,337**	**$46,889**	**$51,607**	**$91,964**	**$111,563**
Depreciation and amortization	2,500	8,186	1,863	2,367	3,736	4,680
Equity-based compensation	6,382	12,133	3,118	4,673	5,963	7,896
Incentive fees	34,406	101,906	17,692	30,216	37,322	86,985
Incentive fees attributable to non-controlling interests	(725)	—	—	—	—	—
Incentive fee related compensation[1]	(14,983)	(48,406)	(8,404)	(14,353)	(17,728)	(41,318)
Non-operating income related compensation	—	(59)	—	(278)	(59)	(278)
Interest income	255	5,427	1,099	1,406	2,036	2,171
Adjusted EBITDA	**$117,736**	**$272,524**	**$62,257**	**$75,638**	**$123,234**	**$171,699**
Non-GAAP earnings per share reconciliation						
Net income attributable to Hamilton Lane Incorporated			**$41,994**	**$54,982**	**$72,992**	**$113,946**
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.			18,654	19,850	37,790	47,495
Income tax expense			1,856	1,172	18,256	20,859
Adjusted pre-tax net income			**62,504**	**76,004**	**129,038**	**182,300**
Adjusted income taxes[2]			(14,752)	(17,785)	(30,453)	(42,658)
Adjusted net income			**$47,752**	**$58,219**	**$98,585**	**$139,642**
Adjusted shares outstanding			**53,941,082**	**54,180,960**	**53,896,757**	**54,127,320**
Non-GAAP earnings per share			**$0.89**	**$1.07**	**$1.83**	**$2.58**

1 Incentive fee related compensation includes incentive fee compensation expense and bonus related to carried interest that is classified as base compensation.
2 Represents corporate income taxes at our estimated statutory tax rate of 23.4% and 23.6% for the three and six months ended September 30, 2024 and 2023, respectively, applied to adjusted pre-tax net income. The 23.4% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.4%. The 23.6% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.6%.

Hamilton Lane | Global Leader in the Private Markets 20

21Hamilton Lane | Global Leader in the Private Markets Adjusted EBITDA is an internal measure of profitability. We believe Adjusted EBITDA is useful to investors because it enables them to better evaluate the performance of our core business across reporting periods. Adjusted EBITDA represents net income excluding (a) interest expense on our outstanding debt, (b) income tax expense, (c) depreciation and amortization expense, (d) equity-based compensation expense, (e) non-operating gain (loss) and (f) certain other significant items that we believe are not indicative of our core performance. Fee Related Earnings ("FRE") is used to highlight earnings from recurring management fees. FRE represents net income excluding (a) incentive fees and related compensation, (b) interest income and expense, (c) income tax expense, (d) equity in income of investees, (e) non-operating gain (loss) and (f) certain other significant items that we believe are not indicative of our core performance. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business. FRE is presented before income taxes. Non-GAAP earnings per share measures our per-share earnings excluding certain significant items that we believe are not indicative of our core performance and assuming all Class B and Class C units in HLA were exchanged for Class A common stock in HLI. Non-GAAP earnings per share is calculated as adjusted net income divided by adjusted shares outstanding. Adjusted net income is income before taxes fully taxed at our estimated statutory tax rate and excludes any impact of changes in carrying amount of our redeemable non-controlling interest. Adjusted shares outstanding for the three and six months ended September 30, 2023 and 2024 and March 31, 2024 are equal to weighted-average shares of Class A common stock outstanding - diluted. We believe adjusted net income and non-GAAP earnings per share are useful to investors because they enable them to better evaluate total and per-share operating performance across reporting periods. Our assets under management ("AUM"), as presented in these materials, comprise the assets associated with our customized separate accounts and specialized funds. AUM does not include the assets associated with our distribution management services. We classify assets as AUM if we have full discretion over the investment decisions in an account. We calculate our AUM as the sum of: (1) the net asset value of our clients' and funds' underlying investments; (2) the unfunded commitments to our clients' and funds' underlying investments; and (3) the amounts authorized for us to invest on behalf of our clients and fund investors but not committed to an underlying investment. Management fee revenue is based on a variety of factors and is not linearly correlated with AUM. However, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. Our assets under advisement ("AUA") comprise assets from clients for which we do not have full discretion to make investments in their account. We generally earn revenue on a fixed fee basis on our AUA client accounts for services including asset allocation, strategic planning, development of investment policies and guidelines, screening and recommending investments, monitoring and reporting on investments and investment manager review and due diligence. Advisory fees vary by client based on the amount of annual commitments, services provided and other factors. Since we earn annual fixed fees from the majority of our AUA clients, the growth in AUA from existing accounts does not have a material impact on our revenues. However, we view AUA growth as a meaningful benefit in terms of the amount of data we are able to collect and the degree of influence we have with fund managers. Fee-earning assets under management (Fee-earning "AUM" or "FEAUM") is a metric we use to measure the assets from which we earn management fees. Our fee-earning AUM comprise assets in our customized separate accounts and specialized funds from which we derive management fees that are generally derived from applying a certain percentage to the appropriate fee base. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the majority of our discretionary AUM accounts but also includes certain non-discretionary AUA accounts. Our fee-earning AUM is equal to the amount of capital commitments, net invested capital and net asset value of our customized separate accounts and specialized funds depending on the fee terms. The vast majority of our customized separate accounts and specialized funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Therefore, revenues and fee-earning AUM are not significantly affected by changes in market value. Our calculations of fee-earning AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of fee-earning AUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage. Hamilton Lane Incorporated (or "HLI"), a Delaware corporation, was formed for the purpose of completing an initial public offering ("IPO") and related transactions in order to carry on the business of Hamilton Lane Advisors, L.L.C. ("HLA") as a publicly-traded entity. As of the closing of our IPO on March 6, 2017, HLI became the sole managing member of HLA. Terms

22Hamilton Lane | Global Leader in the Private Markets Some of the statements in this presentation may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as "will", "expect", "believe", "estimate", "continue", "anticipate", "intend", "plan", and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management's current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: our ability to manage growth, fund performance, competition in our industry, changes in our regulatory environment and tax status; market conditions generally; our ability to access suitable investment opportunities for our clients; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; defaults by clients and third-party investors on their obligations to fund commitments; our exposure and that of our clients and investors to the credit risks of financial institutions at which we and they hold accounts; our ability to comply with investment guidelines set by our clients; our ability to successfully integrate acquired businesses with ours; our ability to manage risks associated with introducing new types of investment structures, products or services or entering into strategic partnerships; our ability to manage redemption or repurchase rights in certain of our funds; our ability to manage, identify and anticipate risks we face; our ability to manage the effects of events outside of our control; and our ability to receive distributions from Hamilton Lane Advisors, L.L.C. to fund our payment of dividends, taxes and other expenses. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks we face, you should refer to the "Risk Factors" detailed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and in our subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this presentation are made only as of the date presented. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law. Values appearing in this presentation that are whole numbers are rounded approximations. As of November 6, 2024 Disclosures